Exhibit 99.2

C&P Capital Announces New Advisor for Ondas Networks Investments

We are pleased to announce that Jim Blom, Operating Partner at Stage 1 Ventures, is advising Charles & Potomac, LLC on its investment in Ondas Networks. Jim has a great history of helping business ramp their commercial efforts and identify strategic alternatives for investment and growth. As Ondas Networks second largest investor and the largest investor in Ondas Holding, C&P is committed to working with Ondas Holdings CEO, Erick Brock, and the entire team as Ondas Networks begins to scale its critical network for rail and other industries.